SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2003

Piedmont Natural Gas Company, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	1-6196	56-0556998

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(704) 364-3120

(Former Name or Former Address, if Changed Since Last Report.)

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Item 5. Other Events

On January 8, 2003, Piedmont Natural Gas Company issued a News Release to announce that Mr. Kim R. Cocklin is joining Piedmont as Senior Vice President and General Counsel effective February 3, 2003. Mr. Jerry W. Amos, a partner in the law firm of Nelson, Mullins, Riley & Scarborough, L.L.P., and a member of Piedmont’s Board of Directors, who has served as General Counsel since 1973, will continue to serve on the Board and as lead outside counsel. A copy of the News Release is attached as an exhibit to this Form 8-K.

Item 7. Financial Statements and Exhibits

Exhibit No.	Description

99.1	News Release dated January 8, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Natural Gas Company, Inc. (Registrant)

	By	/s/ Barry L. Guy

Barry L. Guy
Vice President and Controller
(Principal Accounting Officer)

Date January 8, 2003

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